SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement             [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[ ]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                         SEDONA WORLDWIDE INCORPORATED
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
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
                          SEDONA WORLDWIDE INCORPORATED

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JUNE 22, 2000


To the Shareholders of Sedona Worldwide Incorporated:

         Notice is hereby given that the 2000 Annual Meeting of Shareholders of Sedona Worldwide Incorporated, an Arizona corporation (the "Company"), will be held at the ILX Resorts Phoenix Sales Office, at 2111 East Highland Avenue, Suite 150, Phoenix, Arizona 85016 on the 22nd day of June, 2000 at 11:00 a.m., local time, to consider and act upon the following proposals:

     (a) To elect five (5) directors to serve until the next annual meeting of shareholders of the Company, or until their successors are duly elected and qualified; and

     (b) To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing matters are more fully explained in the accompanying Proxy Statement which is hereby made a part of this notice. All holders of record of Common Stock at the close of business on April 18, 2000, will be entitled to vote at the meeting.

         All shareholders are cordially invited to attend the meeting in person. You are urged to sign, date and otherwise complete the enclosed proxy card and return it promptly in the enclosed envelope whether or not you plan to attend the meeting. If you attend the meeting, you may vote your shares in person even if you have signed and returned your proxy card.


                       By order of the Board of Directors,


                       Joelle A. Ciardella
                       Secretary

Phoenix, Arizona
March 27, 2000

                          SEDONA WORLDWIDE INCORPORATED

                             3840 North 16th Street
                             Phoenix, Arizona 85016

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held on June 22, 2000


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sedona Worldwide Incorporated, an Arizona corporation (the "Company"), for use at the Company's 2000 Annual Meeting of Shareholders (the "Meeting"), to be held on June 22, 2000, at 11:00 a.m., local time, and at any and all adjournments and postponements of the Meeting. The Meeting will be held at the ILX Resorts Phoenix Sales Office at 2111 East Highland Avenue, Suite 150, Phoenix, Arizona 85016. This Proxy Statement and the accompanying form of proxy (the "Proxy") will be first mailed to shareholders on or about April 28, 2000.

         Only holders of record of the Company's no par value common stock (the "Common Stock") at the close of business on April 18, 2000 (the "Record Date") are entitled to vote at the Meeting. The Proxy is enclosed for use at the Meeting if you are unable to attend in person. The persons named therein as proxies were selected by the Board of Directors of the Company. The Proxy is solicited by the Board of Directors of the Company. If a Proxy in the accompanying form is duly executed and returned, it will be voted as specified therein. If no specification is made, it will be voted in accordance with recommendations made by the Board of Directors. The Proxy may, nevertheless, be revoked at any time prior to exercise by delivering written notice of revocation to the Secretary of the Company or by attending the meeting and voting in person.

         The cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and the Proxy and the cost of further solicitation hereinafter referred to is to be borne by the Company and is estimated to be nominal. In addition to the use of the mails, it may be necessary to conduct some solicitation by telephone, telegraph or personal interview. Any such solicitation will be done by the directors, officers and regular employees of the Company; and, in addition, banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward proxy soliciting materials to their principals to obtain authorization for the execution of proxies on their behalf. The Company will not pay such persons any compensation for soliciting proxies, but such persons will be reimbursed by the Company for their out-of-pocket expenses incurred in connection therewith.

                                     VOTING

         At the close of business on February 29, 2000, the Company had issued and outstanding 4,200,000 shares of Common Stock, each share being entitled to one vote. No other voting class of stock was then or is now outstanding.

         The holders of the majority of the shares of the Company's Common Stock outstanding on the Record Date and entitled to be voted at the Meeting, whether present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting and any adjournments and postponements thereof.

         Shareholders have cumulative voting rights with respect to the election of directors. Cumulative voting entitles each shareholder to cast a number of votes equal to the number of shares of Common Stock held multiplied by the number of directorships to be filled. A shareholder may cast all of its votes for one candidate or distribute the votes among two or more candidates. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in the tabulation of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. The five nominees receiving the most votes shall be deemed elected to the Company's Board of Directors.

         Any shareholder wishing to do so may appoint Patrick J. McGroder III and Mia A. Martori as proxies to vote such shareholder's stock by so indicating his preference on his Proxy Form. By making such an election, the shareholder appoints Patrick J. McGroder III and Mia A. Martori, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote, as designated on the Proxy Form, all the shares of Common Stock of Sedona Worldwide Incorporated held of record by the shareholder on April 18, 2000, at the Annual Meeting of Shareholders to be held June 22, 2000, or any adjournment thereof.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

         The following table sets forth, as of February 29, 2000, certain information regarding the beneficial ownership of the Common Stock of the Company by (i) each person known by the Company to have beneficial ownership of 5% or more of the outstanding Common Stock, (ii) each director, (iii) each Named Executive Officer (hereinafter defined) and (iv) all executive officers and directors as a group.

Name and Address of                              Number of          Percentage
Beneficial Owner (1)                             Shares (2)          of Class
-----------------------                          ----------          --------

Mia A. Martori ("MAM")                            953,769 (3)          22.7%

Todd Fisher                                       840,000              20.0%

Patrick J. McGroder III                            31,251 (4)            *

James W. Myers                                      4,142                *

Robert Shields                                          0               0.0%

Joseph P. Martori ("JPM")                         953,769 (5)          22.7%
2111 East Highland Avenue, Suite 210
Phoenix, Arizona 85016

Edward J. Martori ("EJM")                         766,420 (6)          18.2%
2111 East Highland Avenue, Suite 210
Phoenix, Arizona 85016

Martori Enterprises Incorporated ("MEI")          735,828              17.5%
2111 East Highland Avenue, Suite 210
Phoenix, Arizona 85016

Margaret Eardley                                        0               0.0%

All Directors and Officers
 as a Group (6 persons)                         1,829,162              43.6%

----------
*    Less than one percent
(1) Unless otherwise indicated, each holder has the address: c/o Sedona Worldwide Incorporated, 3840 North 16th Street, Phoenix, Arizona 85016.
(2) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days after the date set forth in the introductory paragraph above. However, for purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or group of persons has or have the right to acquire from the Company within 60 days from the date set forth in the introductory paragraph above is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or of All Directors and Officers as a Group.
(3) Includes 5,609 shares owned by MAM and 948,160 shares, excluding the 5,609 shares, held directly or indirectly by JPM, MAM's husband. See footnote (5) below for further discussion of shares held by JPM.

(4) Includes 1,294 shares held by the Patrick J. McGroder III and Susan McGroder Revocable Trust; 5,782 shares held by the McGroder Family Limited Partnership, in which Patrick J. McGroder III and Susan McGroder have a 99% interest; 4 shares held by Shamrock Consultants, which is wholly owned by Patrick J. McGroder III; 16 shares held by Patrick J. McGroder III P.C., an Arizona professional corporation, wholly owned by Patrick J. McGroder III; 1,836 shares held by Susan McGroder IRA; 17,259 shares held by McMac, L.L.C., an Arizona limited liability company of which Patrick J. McGroder III is one-third owner; 2,286 shares held by the Caroline E. McGroder 1992 Trust; 906 shares held by the Elizabeth McGroder 1992 Trust; 43 shares held by the Patrick J. McGroder IV 1992 Trust; and 431 shares held by the Patrick J. McGroder IV UTMA Arizona Trust.
(5) Includes approximately 735,828 shares owned by MEI of which JPM is a director and owner of 40% of the voting capital stock; 114,167 shares held in IRA accounts of which he is beneficiary; 5,609 held by his wife, MAM; 183 shares held by a trust of which he is trustee; and 123 shares owned by an estate of which he is a personal representative.
(6) Includes approximately 735,828 shares owned by MEI, 56% of the capital stock of which is owned by EJM; and 123 shares held by the Estate of Edward Joseph Martori, of which EJM is beneficiary.

         The Company was a majority owned subsidiary of ILX Resorts Incorporated ("ILX") until December 31, 1999, when ILX effected a distribution of all of the shares of the Company's Common Stock that ILX held to the ILX shareholders of record as of December 21, 1999, on a prorata basis (the "Spin-Off"). Except for the Spin-Off, the management of the Company is not aware of any change in control of the Company that has taken place since the beginning of the last fiscal year, nor of any contractual arrangements or pledges of securities, the operation of the terms of which may at a subsequent date result in a change in control of the Company.

                              ELECTION OF DIRECTORS

         The entire Board of Directors will be elected annually, with each director to hold office until the next annual meeting of shareholders or until his or her successor is elected and qualified. The persons named as proxy holders in the enclosed Proxy have been designated by the Board of Directors and they intend to vote "FOR" the election to the Board of Directors of each of the persons named below, except where authority is withheld by a shareholder. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CAST YOUR VOTE FOR ELECTION OF EACH OF THE NOMINEES TO SERVE ON THE BOARD OF DIRECTORS.

         Each of the nominees has consented to be named herein and to serve if elected. However, if any nominee at the time of election is unable or unwilling to serve as a director or is otherwise unavailable for election, the shares represented by proxies will be voted for the election of such other person as the Board of Directors may designate or, in the absence of such designation, for a nominee selected by the proxy holders named in the enclosed Proxy.

         Certain information concerning the director nominees as of February 29, 2000 is set forth below. Except as set forth herein, none of the nominees are officers or directors of any other publicly owned corporation or entity.

                                                           Director
              Name                           Age             Since
              ----                           ---             -----
          Todd Fisher                        42              1998
          Mia A. Martori                     46              1998
          Patrick J. McGroder III            54              1998
          James W. Myers                     65              1998
          Robert Shields                     49              1998

DIRECTOR NOMINEES

         TODD FISHER has served as a director of the Company since April 1998. He has also served as Chief Executive Officer and President of Debbie Reynolds Hotel & Casino, Inc. ("DRHC"), a publicly-traded corporation that owned and operated the Debbie Reynolds Hotel & Casino in Las Vegas, Nevada; and as President of two of DRHC's subsidiaries, Debbie Reynolds Resort Inc., a Nevada corporation that owned, developed and marketed the timeshare intervals at the Debbie Reynolds Hotel & Casino prior to its sale to the Worldwide Wrestling Federation, and Debbie Reynolds Management, Inc., a Nevada corporation responsible for management of DRHC's timeshare operations, each since 1994. Mr. Fisher is also a consultant to Raymax Productions, Inc. Mr. Fisher received his B.S. degree in Engineering from Brigham Young University.

         MIA A. MARTORI has served as a director of the Company since April 1998 and also as President. Prior thereto, Ms. Martori served as Vice President of Operations from July 1995 and as Secretary and Treasurer from January 1994 until February 1997. Ms. Martori has also served as corporate secretary of MEI, a private investment company that holds 17.5% of the Company's outstanding common stock. Ms. Martori has a biological sciences background and significant experience in operations and office management. Ms. Martori earned an M.A. in Biological Sciences from Northern Arizona University and a B.S. in Wildlife Biology from Colorado State University. Ms. Martori is the wife of JPM, who holds directly and indirectly 22.7% (inclusive of shares held directly by Ms. Martori) of the Company's outstanding Common Stock, all of which is deemed to be beneficially owned by Ms. Martori.

         PATRICK J. MCGRODER III has served as Chairman and as a director of the Company since April 1998. Mr. McGroder has been a trial lawyer engaged in the practice of law since 1970, and has served since 1990 as a member of the law firm of Goldstein, McGroder & Woods, Ltd. of Phoenix, Arizona (which he co-founded). Mr. McGroder received a B.A. degree from the University of Notre Dame and a J.D. degree from the University of Arizona School of Law. Mr. McGroder is also a director of ILX, the Common Stock of which is currently traded on the American Stock Exchange (AMEX:ILX).

         JAMES W. MYERS has served as a director of the Company since April 1998. Mr. Myers has served as President and a director of Myers Management and Capital Group, Inc., a management consulting firm he founded, since December 1995. From 1986 to 1995, Mr. Myers was President, Chief Executive Officer and a director of Myers Craig Vallone Francois, Inc., an investment banking and management advisory firm he also founded. Prior thereto, Mr. Myers held executive positions with a variety of public and private companies from 1956 to 1986. Mr. Myers also serves as a director of Autom, BG Associates, First Solar, Inc., Poore Brothers, Inc., Chambers Belt, Inc., China Mist Tea, Landiscor, Inc., OmniMount, Solar Cells, Inc. and True North, LLC. Mr. Myers received a B.S. degree from Northwestern University and an M.B.A. degree from the University of Chicago. Mr. Myers is also a director of ILX, the Common Stock of which is currently traded on the American Stock Exchange (AMEX:ILX).

         ROBERT SHIELDS has served as a director of the Company since April 1998. Mr. Shields has also been employed as a partner of Holy Mackerel, a wholesaler of wooden art carvings designed by Mr. Shields and produced in Bali, since 1996; as Director of Clowns for Ringling Bros. & Barnum and Bailey Circus since May 1998; and since 1994, Mr. Shields has owned and operated Robert Shields Design a wholesaler of his art and jewelry based in Sedona, Arizona, which sells primarily to other retailers, as well as museums, galleries and resorts across the country. In addition, Mr. Shields has acted since the 1970s. At the age of 18 he was discovered by Marcel Marceau and by age 23, Mr. Shields had his own hit television show as one-half of the renowned mime duo, Shields & Yarnell.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS MEETINGS

         The Board of Directors of the Company did not meet during the 1999 fiscal year as the Company was in the process of receiving appropriate regulatory approvals from the Securities and Exchange Commission to effect a distribution of all of the shares of the Company's Common Stock held by its former parent corporation, ILX, which did not occur until December 31, 1999.

         The Board of Directors plans to maintain an audit committee ("Audit Committee") consisting of Messrs. McGroder, Myers and Shields, a compensation committee ("Compensation Committee") consisting of Messrs. McGroder and Myers and a stock option committee ("Stock Option Committee") consisting of Messrs. McGroder and Myers. There is no nominating committee or any committee performing that function.

AUDIT COMMITTEE

         The Audit Committee will be responsible for recommending the Company's independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, establishing and monitoring the Company's financial policies and control procedures and reviewing and monitoring the provision of non-audit services by the Company's auditors.

COMPENSATION COMMITTEE

         The Compensation Committee will provide recommendations to the Board of Directors regarding the compensation of executive officers of the Company and regarding the compensation policies and practices of the Company.

STOCK OPTION COMMITTEE

         The Stock Option Committee will provide recommendations to the Board of Directors regarding the granting of stock options to key employees and directors of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following is a summary of transactions to which the Company or its subsidiaries is a party in which the amount involved since January 1, 1998 exceeded $60,000 and in which officers, directors, nominees and/or greater than 5% beneficial owners of the Company's Common Stock (or any immediate family members of the foregoing) had, or will have, a direct or indirect material interest.

         The Company was a majority owned subsidiary of ILX until December 31, 1999, when ILX effected a distribution of all of the shares of the Company's Common Stock that ILX held to the ILX shareholders of record as of December 21, 1999, on a prorata basis.

         On October 28, 1999, the Company entered into a letter agreement with ILX, which at that time held 80% of its outstanding Common Stock shares. Pursuant to this agreement, ILX committed to provide an operating line of credit for general working capital purposes and other related uses by the Company through November 30, 2000. Amounts borrowed under this agreement accrue interest at a rate equal to the prime rate plus 3% per annum; with interest payable monthly. All unpaid principal and interest is payable by the Company on December 31, 2000. The line of credit is unsecured; however, the Company is prohibited from obtaining any additional loans or financing during the term of the agreement without the prior consent of ILX. There were no borrowings on the line during 1998 or 1999.

         ILX has funded the Company's cash shortfalls since inception and, as disclosed above, has agreed to continue to do so following the spin-off. During 1998 and 1999, ILX advanced the Company $467,052 and $179,095, respectively. At the time of the spin-off, the Company was indebted to ILX in an amount in excess of $2,545,000, which was forgiven in conjunction with the spin-off. This amount was net of sales of products to ILX. Such sales were $258,052 and $307,075 in 1998 and 1999, respectively.

         Effective January 1, 2000, the Company leases from ILX approximately 2,000 square feet for $2,000 per month ($24,000 annually) for its principal offices and warehouse facilities in Phoenix, Arizona, pursuant to a twenty-four month lease that expires in December 2001, with three 12-month options to renew. During 1999, the Company leased these facilities directly from an affiliate of ILX through a lease of the entire facility, of which it sublet a portion to ILX. During 1999, the Company paid $48,000 in lease payments to the affiliate of ILX and collected $24,000 from ILX as rental income for the portion of the space ILX utilized in the facility.

         On January 1, 1997, Todd Fisher entered into an agreement with the Company pursuant to which Mr. Fisher has agreed to provide certain production services in connection with Debbie Reynolds' services as a spokesperson for the Company's products pursuant to an agreement entered into by the Company and Ms. Reynolds also as of January 1, 1997. As consideration for Mr. Fisher's services, Mr. Fisher received 420,000 shares of Common Stock, which represents 10% of the Company's outstanding Common Stock. The shares issued to Mr. Fisher had a value of approximately $16,500 at the time they were transferred. Such valuation was based upon an independent appraisal. Mr. Fisher will provide such services as requested in the future. No services were requested in 1998 or 1999.

         Mr. Fisher is the son of Debbie Reynolds, with whom the Company has an agreement pursuant to which Ms. Reynolds has agreed to provide certain promotional activities on behalf of the Company. The Company entered into its agreement with Ms. Reynolds prior to Mr. Fisher's election to the Company's Board of Directors. The terms of Ms. Reynolds' agreement were negotiated at arms length and the Company's management believes that they are reasonable. In 1998, Ms. Reynolds transferred to Mr. Fisher all of the 420,000 shares of the Company's Common Stock issued to her pursuant to the agreement described in this paragraph.

                              EXECUTIVE MANAGEMENT

         The following table sets forth certain information concerning the Company's executive officers and certain key employees. Except as otherwise noted, none of the executive officers are directors or officers of any other publicly owned corporation or entity.

       Name                        Age                 Position
       ----                        ---                 --------

       Patrick J. McGroder III     54     Chairman of the Board of Directors and
                                           Chief Executive Officer
       Mia A. Martori              46     Director, President and Treasurer
       Margaret M. Eardley         31     Acting Chief Financial Officer
       Joelle A. Ciardella         39     Vice President and Secretary

EXECUTIVE OFFICERS

         PATRICK J. MCGRODER III has served as Chairman, Chief Executive Officer and as a director of the Company since April 1998. Mr. McGroder has been a trial lawyer engaged in the practice of law since 1970, and has served since 1990 as a member of the law firm of Goldstein, McGroder & Woods, Ltd. of Phoenix, Arizona (which he co-founded). Mr. McGroder received a B.A. degree from the University of Notre Dame and a J.D. degree from the University of Arizona School of Law.

         MIA A. MARTORI has served as a director of the Company since April 1998 and also as President. Prior thereto, Ms. Martori served as Vice President of Operations from July 1995 and as Secretary and Treasurer from January 1994 until February 1997. Ms. Martori has also served as corporate secretary of MEI, a private investment company. Ms. Martori has a biological sciences background and significant experience in operations and office management. Ms. Martori earned an M.A. in Biological Sciences from Northern Arizona University and a B.S. in Wildlife Biology from Colorado State University. Ms. Martori is the wife of JPM, who holds directly and indirectly 22.7% (inclusive of shares held directly by Ms. Martori) of the Company's outstanding Common Stock, all of which is deemed to be beneficially owned by Ms. Martori.

         MARGARET M. EARDLEY has served as Chief Financial Officer of the Company since March 2000. Ms. Eardley performs those services as part of her responsibilities as Executive Vice President and Chief Financial Officer of ILX. Ms. Eardley is not an employee of the Company and does not receive any additional compensation for her services to the Company. Ms. Eardley has served as Executive Vice President and Chief Financial Officer of ILX since March 2000. Prior thereto, Ms. Eardley served as Vice President and Chief Financial Officer of First American Health Concepts, Inc. from 1998 to 2000 and Vice President of Finance for Cedar Hill Assurance Company from 1997 to 1998. Ms. Eardley was employed by Republic Western Insurance Company from 1991 to 1997 in various finance and accounting related positions, including Vice President and Treasurer. Ms. Eardley received a B.S. degree in Finance from Arizona State University and an M.B.A. from the University of Phoenix.

         JOELLE A. CIARDELLA has served as Vice President since April 1998 and as Customer Service Manager of the Company since 1996. Prior to joining the Company in 1996, Ms. Ciardella was employed with two Fortune 500 companies. She was employed as a Customer Service Team Leader for Federal Mogul Corp., a distributor of automotive parts and equipment, from October 1994 until August 1996; and was a Customer Service Representative for Siemens Medical Systems, a distributor of medical equipment and supplies from October 1989 until May 1994. Her responsibilities included management, accounting, inventory control, collections, purchasing and product distribution.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth the total compensation for the Chief Executive Officer of the Company for each of the fiscal years ended December 31, 1999, 1998 and 1997, (each, a "Named Executive Officer"). None of the Company's other employees' compensation exceeded $100,000 or would have exceeded $100,000 on an annualized basis, for any of such years.

                              SUMMARY COMPENSATION

                                                                                         Long-term
                                             Annual Compensation                     Compensation Awards
                                     ------------------------------------  ---------------------------------------
                                                                 Other     Restricted   Securities
                                                                Annual        Stock     Underlying      All Other
Name and Title               Year      Salary        Bonus   Compensation    Awards    Options/SARS   Compensation
--------------               ----      ------        -----   ------------    ------    ------------   ------------
Joseph P. Martori            1999    $     0 (l)    $  0          --           --           --             --
                             1998      5,000 (l)       0          --           --           --             --
                             1997     15,000 (1)       0          --           --           --             --

Patrick J. McGroder III      1999          0 (2)       0          --           --           --             --
                             1998          0           0          --           --           --             --
                             1997          0           0          --           --           --             --

----------
(1) Represents a portion of total salary paid to Mr. Martori by the Company's former parent corporation, ILX, in consideration of his services as the Company's Chief Executive Officer. Mr. Martori ceased to serve as the Company's Chief Executive Officer in April 1998.
(2) Patrick J. McGroder III has served as Chairman, director and Chief Executive Officer of the Company since April 1998. Mr. McGroder receives no salary or other compensation for his services.

OPTION GRANTS IN THE LAST FISCAL YEAR

         No stock options or stock appreciation rights were granted to Named Executive Officers or to other employees in 1999.

                      OPTION EXERCISES IN LAST FISCAL YEAR
                               AND FISCAL YEAR END
                                  OPTION VALUES

STOCK OPTION PLANS AND OPTION GRANTS IN THE LAST FISCAL YEAR

         The Company does not have a stock option plan. Accordingly, no stock options or stock appreciation rights were granted in 1999 nor in any prior year, none have been exercised since the Company's inception and there are no unexercised options at December 31, 1999.

DIRECTOR COMPENSATION

         Directors of the Company do not receive any compensation for their services; however, they are reimbursed for their actual out-of-pocket expenses incurred in serving on the Board.

                        REPORT ON EXECUTIVE COMPENSATION

         The Company intends to compensate its executives in a manner that aligns their interests with the long-term interests of the Company and its shareholders. Through its compensation policies the Company will also seek to attract and retain senior executives and reward executives for their collective and individual contribution to the leadership and short-term and long-term growth and profitability of the Company. The Company intends to compensate its executives through a mixture of base salary and discretionary bonuses. The principal component of executive compensation to date has been base salary.

         BASE SALARY. Each executive of the Company receives a base salary which is intended to be competitive with similarly situated executives in companies of a similar size and nature. In setting base salaries for 1999, the Company considered the executive's position relative to other executives, overall responsibility, the achievement of past performance objectives and compensation information gathered informally from publicly available information with respect to similar companies.

         BONUSES. From time to time, the Company may grant bonuses, either in cash, stock, or a combination of both, to executive officers who, in the discretion of the Company's Compensation Committee, have performed in a manner meriting recognition above and beyond their base salary.

         COMPLIANCE WITH SECTION 162(m) OF INTERNAL REVENUE CODE. Section 162(m) of the Internal Revenue Code of 1986, as amended ("Tax Code"), limits the corporate deduction for aggregate compensation paid to the Named Executive Officers identified herein to $1,000,000 per year, unless certain requirements are met. Under current compensation programs, no Named Executive Officer will exceed the applicable limit. The Compensation Committee will review the impact of this Tax Code provision on an ongoing basis and make appropriate recommendations to shareholders in the future.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         At the determination of the Board of Directors, the accounting firm of Hansen, Barnett & Maxwell, a professional corporation, was engaged as the Company's principal accountants for the year ended December 31, 1999. Representatives of Hansen, Barnett & Maxwell are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Hansen, Barnett & Maxwell also served as the Company's principal accountants for the fiscal year ended December 31, 1998. The Board of Directors has not yet selected independent accountants for the fiscal year ending December 31, 2000.

         For each of the fiscal years ended December 31, 1990 through December 31, 1997, the Company's financial statements were audited by the accounting firm of Deloitte & Touche LLP, who served as the principal accountants for the Company's former parent, ILX.

         On November 20, 1998, Deloitte & Touche LLP ("D&T") resigned as the principal independent accountants for ILX. D&T delivered its resignation at a meeting held with the Audit Committee of ILX's Board of Directors. Prior to such meeting, ILX's Audit Committee had determined to terminate D&T as a result of issues relating to its evaluation of the quality of service provided by D&T.

         D&T advised ILX's Audit Committee that it was resigning due to a disagreement over the proper treatment of the extinguishment by ILX of certain debt. In September 1998, ILX prepaid a promissory note to an affiliated party in exchange for the forgiveness of $200,000 of the principal amount of such note. This transaction was reflected as approximately $200,000 of income in ILX's income statement for the fiscal quarter ended September 30, 1998. The nature of this transaction was also disclosed in Note 3 to ILX's financial statements for such period. D&T indicated that its view was that, because this transaction was with a related party, it should have been treated as a capital transaction under APB 26. Although ILX believed that its treatment of this extinguishment of debt was consistent with Paragraph 20 of APB 26, on December 31, 1998, ILX amended its report on Form 10-Q for the period ended September 30, 1998 to reflect the treatment of this transaction as a capital transaction.

         Neither of D&T's reports on ILX's financial statements for the years ended December 31, 1996 and 1997 contained an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. In addition, during such periods and the period from December 31, 1997 until the date of D&T's resignation, except for the disagreement discussed in the preceding paragraph, there were no disagreements or "reportable events", as contemplated by Item 304(a)(1) (iv) and (v), respectively, under Regulation S-K.

         On December 11, 1998, ILX filed an Amendment No. 1 to its Report on Form 8-K dated November 20, 1998 for the purpose of filing a letter from D&T in which D&T indicated that it disagreed with certain portions of the foregoing description of the events related to its resignation. Copies of the Form 8-K and the Amendment thereto are publicly available.

         On February 8, 1999, ILX engaged Hansen, Barnett & Maxwell, a professional corporation, as its principal accountant to audit its financial statements for the year ended December 31, 1998. Prior to its engagement, ILX had not consulted Hansen, Barnett & Maxwell with respect to the application of accounting principles to a specified transaction or any matter that was the subject of a disagreement or a reportable event (as described in Item 301(a)(1)(v) of Regulation S-K). ILX has authorized D&T to respond fully to inquiries of the successor accountant concerning the subject matter of the disagreement discussed above.

         Additional information concerning the resignation of D&T and the engagement of Hansen, Barnett & Maxwell has been included in ILX's Report on Form 8-K filed with the SEC on November 30, 1998, Amendment No. 1 thereto filed on December 11, 1998 and in Item 9 of ILX's Annual Reports on Form 10-K for the years ended December 31, 1998 and 1999.

                              FINANCIAL INFORMATION

         The Company's financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operation" are set forth in the Company's 1999 Annual Report on Form 10-KSB, which is hereby incorporated by reference. A 1999 Annual Report on Form 10-KSB will be mailed to all shareholders of Common Stock of record at the close of business on April 18, 2000, concurrently with the mailing of this Proxy Statement. UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER, THE COMPANY WILL PROVIDE TO SUCH SHAREHOLDER, WITHOUT CHARGE, A COPY OF THE COMPANY'S 1999 ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1999, WITHOUT EXHIBITS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUESTS SHOULD BE DIRECTED IN WRITING TO THE COMPANY AT 3840 NORTH 16TH STREET, PHOENIX, ARIZONA 85016, ATTENTION: SECRETARY,
TELEPHONE: 602.263.9600.

                              STOCKHOLDER PROPOSALS

         In order for proposals to be considered for inclusion in the Proxy Statement and Proxy for the 2001 Annual Meeting of Shareholders, such proposals must be received by the Secretary of the Company no later than January 22, 2001, and must comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to shareholders for their consideration at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named on the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Based solely upon the written representations of the Company's directors, executive officers and ten percent holders and review of Forms 3, 4, and 5 and amendments thereto furnished to the Company, the Company is not aware of any late filings for the year ended December 31, 1999.

Sedona Worldwide Incorporated
3840 North 16th Street
Phoenix, Arizona 85016

                                      PROXY
           This Proxy is solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Patrick J. McGroder III and Mia A. Martori, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Sedona Worldwide Incorporated held of record by the undersigned on April 18, 2000, at the 2000 Annual Meeting of Shareholders to be held June 22, 2000, or any adjournment thereof.

1. ELECTION OF DIRECTORS

[ ] FOR all nominees listed below equally among all such nominees, or as indicated below

    Todd Fisher                               _________________ shares
    Mia A. Martori                            _________________ shares
    Patrick J. McGroder III                   _________________ shares
    James W. Myers                            _________________ shares
    Robert Shields                            _________________ shares

                      WITHHOLD AUTHORITY to vote for all nominees

IN THE EVENT THE SHAREHOLDER DOES NOT INDICATE A PREFERENCE ON PROPOSAL NO. 1, MANAGEMENT INTENDS TO VOTE FOR PROPOSAL NO. 1.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATION ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS FOR WHICH THE SHAREHOLDER HAS NOT INDICATED A PREFERENCE OR IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

The undersigned revokes any proxies heretofore given by the undersigned and acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith and the Annual Report on Form 10-KSB also delivered herewith.

----------------------------------
          Signature

----------------------------------
    Signature if held jointly
                                                  DATED                  , 2000
                                                       ------------------